As filed with the Securities and Exchange Commission on May 25, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMPLETE GENOMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8731	20-3226545
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2071 Stierlin Court, Mountain View, CA 94043

(650) 943-2800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Clifford A. Reid, Ph.D.

Chairman, President and Chief Executive Officer

Complete Genomics, Inc.

2071 Stierlin Court

Mountain View, CA 94043

(650) 943-2800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan C. Mendelson Gregory Chin Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025-1008 Telephone: (650) 328-4600 Facsimile: (650) 463-2600	Donald J. Murray Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, New York 10019-6092 Telephone: (212) 259-8000 Facsimile: (212) 259-6333

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ (File No. 333-174081)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)
Common Stock, $0.001 par value	1,150,000	$12.50	$14,375,000.00	$1,668.94

(1)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities to be sold under the related Registration Statement on Form S-1 (File No. 333-174081), as amended, is hereby registered.
(2)	The registration fee has been calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of 1,150,000 additional shares of common stock, par value $0.001 per share, of Complete Genomics, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of our Registration Statement on Form S-1, as amended (File No. 333-174081), originally filed on May 10, 2011 and declared effective by the Securities and Exchange Commission on May 25, 2011, are incorporated in this Registration Statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 25th day of May, 2011.

COMPLETE GENOMICS, INC.

By:	/S/ CLIFFORD A. REID
Clifford A. Reid, Ph.D. President and Chief Executive Officer

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the dates indicated.

Signature	Title	Date

/S/ CLIFFORD A. REID Clifford A. Reid, Ph.D.	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 25, 2011

/S/ AJAY BANSAL Ajay Bansal	Chief Financial Officer (Principal Financial and Accounting Officer)	May 25, 2011

* Alexander E. Barkas, Ph.D.	Director	May 25, 2011

* C. Thomas Caskey, M.D.	Director	May 25, 2011

* Carl L. Gordon, Ph.D., CFA	Director	May 25, 2011

* Andrew E. Senyei, M.D.	Director	May 25, 2011

* Lewis J. Shuster	Director	May 25, 2011

* Charles P. Waite, Jr.	Director	May 25, 2011

* Robert T. Wall	Director	May 25, 2011

*By:	/S/ CLIFFORD A. REID	May 25, 2011
Clifford A. Reid, Ph.D. Attorney-in-Fact

II-1

Exhibit Index

Exhibit Number	Exhibit Description

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2(1)	Consent of Latham & Watkins LLP.

24.1(2)	Power of Attorney.

(1)	Included in Exhibit 5.1 hereto.

(2)	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-174081), originally filed with the Securities and Exchange Commission on May 10, 2011, and incorporated by reference herein.